Exhibit 99.1
Oxford Industries, Inc. Press Release
222 Piedmont Avenue, N.E. · Atlanta, Georgia 30308

Contact:	J. Reese Lanier, Jr.
Telephone:	(404) 653-1446
Fax:	(404) 653-1545
E-Mail:	rlanier@oxfordinc.com
FOR IMMEDIATE RELEASE
  April 3, 2007
Oxford Industries Announces Third Quarter Fiscal 2007 Results
—Declares Quarterly Cash Dividend of $0.18 Per Common Share—
ATLANTA, GA. — Oxford Industries, Inc. (NYSE:OXM) today announced financial results for its fiscal 2007 third quarter ended March 2, 2007. Results for Oxford’s Womenswear Group, the assets of which were sold in the fourth quarter of fiscal 2006, have been classified as discontinued operations for all periods presented.
Consolidated net sales declined 3.1% to $266.6 million in the third quarter of fiscal 2007 from $275.2 million in the third quarter of fiscal 2006. Diluted earnings from continuing operations per common share declined 14.3% to $0.54 in the third quarter of fiscal 2007 from $0.63 in the third quarter of fiscal 2006.
J. Hicks Lanier, Chairman and CEO of Oxford Industries, Inc., commented, “Our third quarter performance was as anticipated, with a continued strong performance from Tommy Bahama. We have continued to work towards a recovery in Ben Sherman’s U.S. business and to work through a very challenging environment for our historical menswear business. We remain very enthusiastic about the growth opportunities for our lifestyle brands, which include wider wholesale distribution, additional retail locations, expansion into new product categories and new licenses, and international expansion. At the same time, we are committed to focus and to transition our historical business, through both additions and deletions, to improve its strategic positioning and profitability.”
The Tommy Bahama Group reported a third quarter net sales increase of 9.8% to $119.2 million from $108.6 million in the third quarter of fiscal 2006. The sales growth was driven by the introduction of new product offerings in Tommy Bahama Relax™, Tommy Bahama Golf 18™ and Tommy Bahama Swim™ as well as by continuing strength in the Tommy Bahama®, Indigo Palms® and Island Soft® brands. The Tommy Bahama Group closed the quarter with 66 retail stores versus the year-ago total of 58 stores. Operating income for the Tommy Bahama Group increased 12.6% to $22.2 million in the third quarter of fiscal 2007 from $19.7 million in the third quarter of fiscal 2006 due primarily to higher sales volume.

The Menswear Group reported a third quarter net sales decline of 11.5% to $147.0 million in the third quarter of 2007 from $166.1 million in the third quarter of fiscal 2006. This decline was driven primarily by lower sales volume in men’s tailored clothing which faced challenging market conditions. Ben Sherman’s volume declined in the third quarter of fiscal 2007 compared to the comparable period in fiscal 2006 due to lower total unit shipments, but the tightened distribution led to increased average unit prices as the brand’s performance at retail continues to improve. Third quarter operating income in the Menswear Group was $2.7 million versus the year-ago operating income of $6.4 million. The decrease was due primarily to lower sales volume and margin compression in the Group’s tailored clothing business.
Consolidated gross margins for the third quarter of fiscal 2007 increased to 40.6% of net sales from 39.9% of net sales in the third quarter of 2006. The increase in gross margin was driven primarily by growth in the Tommy Bahama Group as a percentage of total sales and by approximately $1.6 million in restructuring and asset impairment charges incurred in the third quarter of fiscal 2006.
Selling, general and administrative expenses for the third quarter of fiscal 2007 increased to $90.4 million, or 33.9% of net sales, from $88.7 million, or 32.2% of net sales, in the third quarter of fiscal 2006. The increase in SG&A expenses was primarily attributable to sales mix as the Tommy Bahama Group represented a larger percentage of consolidated net sales in the current year’s third quarter than in the prior year’s third quarter. The Company also incurred $1.9 million in severance expenses during the third quarter of fiscal 2007.
Intangible asset amortization expense declined to $1.6 million in the third quarter of fiscal 2007 from $1.9 million in the third quarter of fiscal 2006. The amortization of intangible assets acquired in the Tommy Bahama and Ben Sherman transactions was greater in the periods immediately following the acquisitions than in more recent periods. These non-cash expenses reduced diluted earnings from continuing operations per common share by $0.06 for the most recent quarter.
Net accounts receivable at quarter-end declined to $141.3 million from $153.5 million at the end of last year’s third quarter due primarily to lower sales volume during the most recent quarter. Total inventories at quarter-end increased to $160.8 million from $133.4 million at the end of the third quarter of fiscal 2006. The increase in inventories was driven by lower than planned sales in the Company’s tailored clothing business which resulted in higher than optimal replenishment and seasonal inventories. The majority of the inventory supports ongoing replenishment programs and the seasonal portion is properly valued for future disposition. The Company also had higher inventories in the Tommy Bahama Group to support sales growth.

For the fourth quarter of fiscal 2007, the Company expects continued strong performance in the Tommy Bahama Group and year-over-year improvement in net sales and operating income for the Menswear Group. However, the improvement in the Menswear Group is not expected to be as significant as previously indicated. The Company also expects to record an after tax gain of $1.3 million or approximately $0.07 per common share on the sale of real property that was vacated due to fiscal 2006 restructuring activities in the Menswear Group. The Company now expects consolidated net sales for the fourth quarter of fiscal 2007 to be within a range of $285 million to $295 million as compared to its previous expected range of $295 million to $305 million. Diluted earnings from continuing operations per common share for the fourth quarter of fiscal 2007, inclusive of the gain on sale, are expected to be within a range of $1.07 to $1.14. Excluding the gain on sale, the Company expects diluted earnings from continuing operations per common share to be within a range of $1.00 to $1.07.
In the fourth quarter of fiscal 2006, the Company reported diluted earnings from continuing operations per common share of $1.02, which included repatriated foreign earnings of $0.17 per common share and restructuring and asset impairment charges of $0.06 per common share. On a comparably adjusted basis, adjusted diluted earnings from continuing operations per common share for the fourth quarter of fiscal 2007 are expected to be within a range of $1.00 to $1.07 compared to adjusted diluted earnings from continuing operations per common share of $0.91 in the fourth quarter of fiscal 2006. The Company’s previous guidance for diluted earnings from continuing operations per common share for the fourth quarter of fiscal 2007 was a range $1.17 to $1.25. Please see the attached table for a reconciliation of GAAP and adjusted diluted earnings from continuing operations per common share.
The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per common share payable June 1, 2007 to shareholders of record as of the close of business on May 15, 2007.
The Company will hold a conference call with senior management to discuss its financial results at 4:30PM ET today. A live web cast of the conference call will be available on the Company’s web site at www.oxfordinc.com. Please visit the web site at least 15 minutes before the call to register for the teleconference web cast and download any necessary software. A replay of the call will be available through April 10, 2007. To access the telephone replay, participants should dial (719) 457-0820. The access code for the replay is 5348168. A replay of the web cast will also be available following the teleconference on Oxford Industries’ corporate web site at www.oxfordinc.com.
Oxford Industries, Inc. is a producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford’s brands include Tommy Bahama®, Indigo Palms®, Island Soft®, Ben Sherman®, Arnold Brant®, Ely & Walker® and Oxford Golf®. The Company also holds exclusive licenses to produce and sell certain product categories under the Tommy Hilfiger®, Kenneth Cole®, Nautica®, Geoffrey Beene®, Dockers® and Oscar de la Renta® labels. Oxford’s wholesale customers are found in every major channel of distribution, including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.

Oxford’s stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our web site at www.oxfordinc.com.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Various statements in this press release, in future filings by us with the Securities and Exchange Commission and in oral statements made by or with the approval of our management include forward-looking statements about future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all such forward-looking statements contained herein, the entire contents of our web site, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, expected outcomes of pending litigation and regulatory actions, competitive conditions, general economic conditions and expected synergies in connection with acquisitions and joint ventures. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. You are encouraged to review the information in our Form 10-K for the fiscal year ended June 2, 2006 under the heading “Risk Factors” (and those described from time to time in our future reports filed with the Securities and Exchange Commission), which contains additional important factors that may cause our actual results to differ materially from those projected in any forward-looking statements. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(in thousands, except per share amounts)

	Third Quarter		Nine Months
	Fiscal 2007	Fiscal 2006	Fiscal 2007	Fiscal 2006
Net sales	$266,595	$275,160	$841,660	$821,538
Cost of goods sold	158,329	165,294	513,483	503,151

Gross profit	108,266	109,866	328,177	318,387

Selling, general and administrative expenses	90,393	88,733	265,963	253,937
Amortization of intangible assets	1,649	1,853	4,746	5,557

	92,042	90,586	270,709	259,494
Royalties and other operating income	3,448	3,117	10,234	10,031

Operating income	19,672	22,397	67,702	68,924
Interest expense, net	5,393	5,983	16,836	18,088

Earnings before income taxes	14,279	16,414	50,866	50,836
Income taxes	4,553	5,308	17,840	17,733

Earnings from continuing operations	9,726	11,106	33,026	33,103
Earnings (loss) from discontinued operations, net of taxes	14	3,496	(183)	6,390

Net earnings	$9,740	$14,602	$32,843	$39,493

Earnings from continuing operations per common share:
Basic	$0.55	$0.63	$1.87	$1.89
Diluted	$0.54	$0.63	$1.85	$1.86

Earnings (loss) from discontinued operations per common share:
Basic	$0.00	$0.20	$(0.01)	$0.37
Diluted	$0.00	$0.20	$(0.01)	$0.36

Net earnings per common share:
Basic	$0.55	$0.83	$1.86	$2.26
Diluted	$0.54	$0.82	$1.84	$2.22

Weighted average common shares outstanding:
Basic	17,695	17,533	17,647	17,471
Dilutive impact of options and restricted shares	202	235	219	280

Diluted	17,897	17,768	17,866	17,751

Dividends per common share	$0.18	$0.15	$0.48	$0.42

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except per share amounts)

	March 2, 2007	March 3, 2006
Assets

Current Assets:
Cash and cash equivalents	$15,808	$10,004
Receivables, net	141,267	153,549
Inventories	160,845	133,388
Prepaid expenses	19,328	21,351
Current assets related to discontinued operations, net	—	88,281

Total current assets	337,248	406,573
Property, plant and equipment, net	84,212	68,910
Goodwill, net	201,010	181,419
Intangible assets, net	233,779	232,960
Other non-current assets, net	30,208	21,175
Non-current assets related to discontinued operations, net	—	4,784

Total Assets	$886,457	$915,821

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade accounts payable and other accrued expenses	$105,800	$94,175
Accrued compensation	23,612	24,344
Dividends payable	—	2,643
Income taxes payable	1,697	5,668
Short-term debt and current maturities of long-term debt	399	1,492
Current liabilities related to discontinued operations	—	17,678

Total current liabilities	131,508	146,000
Long-term debt, less current maturities	208,550	309,483
Other non-current liabilities	36,149	28,440
Deferred income taxes	78,654	74,579
Non-current liabilities related to discontinued operations	—	47
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $1.00 par value; 30,000 authorized and none issued and outstanding at March 2, 2007 and March 3, 2006	—	—

Common stock, $1.00 par value; 60,000 authorized and 17,833 issued and outstanding at March 2, 2007 and 17,613 issued and outstanding at March 3, 2006	17,833	17,613
Additional paid-in capital	80,865	72,232
Retained earnings	325,286	272,938
Accumulated other comprehensive income (loss)	7,612	(5,511)

Total shareholders’ equity	431,596	357,272

Total Liabilities and Shareholders’ Equity	$886,457	$915,821

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months
	Fiscal 2007	Fiscal 2006
Cash Flows from Operating Activities:
Earnings from continuing operations	$33,026	$33,103
Adjustments to reconcile earnings from continuing operations to net cash provided by (used in) operating activities:
Depreciation	12,104	11,046
Amortization of intangible assets	4,746	5,557
Amortization of deferred financing costs and bond discount	1,849	1,939
Stock compensation expense	2,028	1,732
Loss on the sale of property, plant and equipment	419	243
Equity loss (income) from unconsolidated entities	(1,499)	340
Deferred income taxes	(347)	(2,324)
Changes in working capital:
Receivables	4,335	(6,150)
Inventories	(36,552)	13,038
Prepaid expenses	145	(1,562)
Current liabilities	(5,004)	(36,682)
Other non-current assets	(795)	(2,953)
Other non-current liabilities	6,145	4,904

Net cash provided by (used in) operating activities	20,600	22,231
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(13,260)	(11,501)
Investment in unconsolidated entity	(9,090)	—
Distribution from unconsolidated entity	—	2,026
Purchases of property, plant and equipment	(23,072)	(16,554)
Proceeds from sale of property, plant and equipment	130	184

Net cash provided by (used in) investing activities	(45,292)	(25,845)
Cash Flows from Financing Activities:
Repayment of financing arrangements	(160,921)	(269,910)
Proceeds from financing arrangements	169,194	288,382
Proceeds from issuance of common stock including tax benefits	4,212	5,052
Dividends on common stock	(11,175)	(6,889)

Net cash provided by (used in) financing activities	1,310	16,635
Cash Flows from Discontinued Operations:
Net operating cash flows provided by (used in) discontinued operations	28,316	(8,864)
Net investing cash flows provided by (used in) discontinued operations	—	(37)

Net cash provided by (used in) discontinued operations	28,316	(8,901)

Net change in cash and cash equivalents	4,934	4,120
Effect of foreign currency translation on cash and cash equivalents	395	(615)
Cash and cash equivalents at the beginning of period	10,479	6,499

Cash and cash equivalents at the end of period	$15,808	$10,004

OXFORD INDUSTRIES, INC.
SEGMENT INFORMATION
(UNAUDITED)
(in thousands)

	Third Quarter		Nine Months
	Fiscal 2007	Fiscal 2006	Fiscal 2007	Fiscal 2006
Net Sales
Menswear Group	$147,006	$166,109	$508,884	$530,517
Tommy Bahama Group	119,215	108,590	331,170	290,522
Corporate and Other	374	461	1,606	499

Total Net Sales	$266,595	$275,160	$841,660	$821,538

Operating Income
Menswear Group	$2,662	$6,410	$26,963	$37,382
Tommy Bahama Group	22,234	19,747	52,996	44,213
Corporate and Other	(5,224)	(3,760)	(12,257)	(12,671)

Total Operating Income	$19,672	$22,397	$67,702	$68,924
Interest expense, net	5,393	5,983	16,836	18,088

Earnings before taxes	$14,279	$16,414	$50,866	$50,836

Reconciliation of GAAP Earnings from Continuing Operations to Earnings from Continuing Operations, as adjusted
Set forth below is our reconciliation of our estimated fourth quarter of fiscal 2007 and actual fiscal 2006 GAAP diluted earnings from continuing operations per common share to diluted earnings from continuing operations per common share to exclude certain non-recurring items which include (i) the estimated net gain on the sale of certain real property anticipated in the fourth quarter of fiscal 2007, (ii) the impact of our repatriation of foreign earnings during the fourth quarter of fiscal 2006 and (iii) the impact of fiscal 2006 restructuring charges in our Menswear Group. We believe that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. Therefore we believe that presenting our expected results excluding these items provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise. We use the results excluding these items to discuss our business with investment institutions, our board of directors and others. Further, we believe that presenting our results excluding these items provides useful information to investors because this allows investors to compare our estimated results for the fourth quarter of fiscal 2007 to other periods, including the fourth quarter of fiscal 2006.

	Previous
	Fourth Quarter	Fourth Quarter	Fourth Quarter
	Fiscal 2007	Fiscal 2007	Fiscal 2006
	Estimate	Estimate	Actual
Per Diluted Common Share:
GAAP earnings from continuing operations	$1.17 - $1.25	$1.07 - $1.14	$1.02
Impact of foreign earnings repatriation	—	—	($0.17)
Fiscal 2006 restructuring charges	—	—	0.06
Gain on sale of property	—	($0.07)	—

Earnings from continuing operations, as adjusted	$1.17 - $1.25	$1.00 - $1.07	$0.91